Exhibit 99.1

TransAtlantic Petroleum Announces Fourth Quarter and Year-End 2018 Financial Results and Provides an Operations Update

Hamilton, Bermuda (March 26, 2019) – TransAtlantic Petroleum Ltd. (TSX: TNP) (NYSE American: TAT) (the “Company” or “TransAtlantic”) today announced its financial results for the quarter and year ended December 31, 2018 and provided an operations update. Additional information can be found on the Company’s website at http://www.transatlanticpetroleum.com.

Summary

•

Average daily net sales volumes in the fourth quarter of 2018 were 3,016 barrels of oil equivalent per day (“BOEPD”), up 3% from 2,917 BOEPD in the third quarter of 2018 and up 8% from 2,799 BOEPD in the fourth quarter of 2017. Average daily net sales volumes for 2018 were 2,892 BOEPD, down 8% from 3,144 BOEPD in 2017. The Company’s year-to-date average daily net wellhead production through February 2019 was approximately 3,127 BOEPD, comprised of 3,031 barrels of oil per day (“BOPD”) and 0.6 million cubic feet of natural gas per day (“MMCFPD”).

•

Revenues for 2018 were $70.8 million, up 25% from $56.6 million in 2017. Revenues for the fourth quarter of 2018 were $15.5 million, up 2% from $15.2 million for the fourth quarter of 2017 and down 23% from $20.1 million for the third quarter of 2018. [1]

•

Operating income for 2018 was $25.5 million, up 210% from $8.2 million in 2017. Operating income for the fourth quarter of 2018 was $2.8 million, up 47% from $1.9 million for the fourth quarter of 2017 and down 74% from $11.0 million for the third quarter of 2018.

•

Net loss for 2018 was $5.2 million, down 78% from $23.9 million in 2017. Net loss for the fourth quarter of 2018 was $0.7 million, down 82% from $4.0 million for the fourth quarter of 2017 and down 58% from $1.7 million for the third quarter of 2018.

•

Adjusted EBITDAX for 2018 was $37.1 million, up 17% from $31.8 million for 2017. Adjusted EBITDAX for the fourth quarter of 2018 was $6.2 million, down 26% from $8.4 million for the fourth quarter of 2017 and down 55% from $13.9 million for the third quarter of 2018. [2]

•

Total debt as of December 31, 2018 was $22.0 million, down 16% from $26.2 million as of September 30, 2018. Net debt as of December 31, 2018 was $12.1 million, down 4% from $12.6 million as of September 30, 2018.[3]

[1]

Beginning January 1, 2018, the Company adopted Accounting Standards Update No. 2014-09, Revenue from Contacts with Customers (Topic 606), requiring transportation and processing expenses, which were previously netted from revenue, to be classified as expenses.

[2]	Adjusted EBITDAX is a non-GAAP financial measure. See the reconciliation at the end of the press release.
[3]

Net debt is a non-GAAP financial measure consisting of total debt as reflected on the Company’s balance sheet minus cash and cash equivalents as reflected on the Company’s balance sheet. For December 31, 2018, total debt was $22.0 million, and cash and cash equivalents was $9.9 million. For September 30, 2018, total debt was $26.2 million, and cash and cash equivalents was $13.6 million.

•

Estimated proved reserves as of December 31, 2018 were 10,383 thousand barrels of oil equivalent (“MBOE”), down 33% from 15,476 MBOE as of December 31, 2017. Estimated proved developed reserves as of December 31, 2018 were 5,423 MBOE, up 16% from 4,694 MBOE as of December 31, 2017. Estimated proved undeveloped reserves as of December 31, 2018 were 4,960 MBOE, down 54% from 10,781 MBOE as of December 31, 2017.

Fourth Quarter 2018 Results of Operations

	For the Three Months Ended
	December 31, 2018	September 30, 2018	December 31, 2017
Net Sales:
Oil (MBBL)	270	261	246
Natural gas (MMCF)	44	45	68
Total net sales (MBOE)	278	268	258
Average net sales (BOEPD)	3,016	2,917	2,799
Realized Commodity Prices:
Oil ($/BBL unhedged)	$56.04	$76.32	$59.90
Oil ($/BBL hedged)	$54.92	$74.36	$57.84
Natural gas ($/MCF)	$6.06	$4.23	$4.41

Total revenues were $15.5 million for the three months ended December 31, 2018, as compared to $20.1 million for the three months ended September 30, 2018 and $15.2 million for the three months ended December 31, 2017. The Company had a net loss of $0.7 million, or $0.01 per share (basic and diluted), for the three months ended December 31, 2018, as compared to a net loss of $1.7 million, or $0.03 per share (basic and diluted), for the three months ended September 30, 2018, and $4.0 million, or $0.08 per share (basic and diluted), for the three months ended December 31, 2017. Capital expenditures and seismic and corporate expenditures totaled $6.6 million for the three months ended December 31, 2018, as compared to $6.1 million for the three months ended September 30, 2018 and $3.2 million for the three months ended December 31, 2017.

Adjusted EBITDAX for the three months ended December 31, 2018 was $6.2 million, as compared to $13.9 million for the three months ended September 30, 2018 and $8.4 million for the three months ended December 31, 2017.

2018 Annual Results of Operations

Total revenues were $70.8 million for the twelve months ended December 31, 2018, as compared to $56.6 million for the twelve months December 31, 2017. The Company had a net loss of $5.2 million, or $0.10 per share (basic and diluted), for the twelve months ended December 31, 2018, as compared to a net loss of $23.9 million, or $0.50 per share (basic and diluted), for the twelve months ended December 31, 2017. Capital expenditures and seismic and corporate expenditures totaled $23.8 million for the twelve months ended December 31, 2018, as compared to $20.6 million for the twelve months ended December 31, 2017.

Adjusted EBITDAX for the twelve months ended December 31, 2018 was $37.1 million, as compared to $31.8 million for the twelve months ended December 31, 2017.

Impact of Foreign Currency Exchange

The Company’s operations and revenue streams are primarily located in Turkey. Most of the Company’s revenue and capital expenditures are settled in U.S. dollars (“USD”) and most of the Company’s operating expenses are settled in Turkish Lira (“TL”). Under U.S. GAAP reporting standards, the Company converts TL into USD. This currency conversion creates gains and losses that impact the Company’s financial statements.

Income Statement Effect

From December 31, 2017 to December 31, 2018, the TL to the USD declined 39.5%. At December 31, 2018, the exchange rate was 5.2609 TL to 1.00 USD as compared to 3.7719 TL to 1.00 USD at December 31, 2017. This resulted in a foreign exchange loss on the Company’s consolidated statements of comprehensive income (loss) of $10.3 million for the twelve months ended December 31, 2018. Approximately 90.0% of this loss was non-cash.

Balance Sheet Effect

For the twelve months ended December 31, 2018, the devaluation of the TL resulted in a $17.3 million loss recorded to “Accumulated other comprehensive income (loss)”. Oil and gas properties were the most affected asset. For the twelve months ended December 31, 2018, proved and unproved properties had a gross loss of approximately $63.5 million ($218.1 million to $154.6 million as of December 31, 2017 and December 31, 2018, respectively). The decrease on proved properties was partially offset by a reduction in accumulated depletion of $36.0 million ($123.2 million to $87.2 million as of December 31, 2017 and December 31, 2018, respectively). The total accumulated other comprehensive loss as of December 31, 2018 was $142.0 million, all of which was non-cash.

For more information regarding the effects of foreign currency exchange on the Company’s operations and reported financial results, please refer to the Annual Report on Form 10-K for the year ended December 31, 2018 (the “2018 Form 10-K”), filed with the Securities and Exchange Commission (the “SEC”) on March 26, 2018.

Liquidity

During 2018, the Company repaid its $30 million term loan (the “2016 Term Loan”) under the Company’s general credit agreement (the “Credit Agreement”) with DenizBank, A.S. (“DenizBank”) in full in accordance with its terms. The Company also entered into a $10.0 million term loan (the “2018 Term Loan”) with DenizBank under the Credit Agreement. The 2018 Term Loan is in addition to the Company’s $20.4 million term loan currently outstanding with Denizbank (the “2017 Term Loan” and together with the 2016 Term Loan and the 2018 Term Loan, the “Term Loans”). Each Term Loan is described in the Company’s periodic reports filed from time to time with the Securities and Exchange Commission.

The Company’s primary sources of liquidity for 2018 were its cash and cash equivalents, cash flow from operations, and borrowings under the 2017 Term Loan and the 2018 Term Loan. At December 31, 2018, the Company had cash and cash equivalents of $9.9 million, no long-term debt, $22.0 million in short-term debt and a working capital surplus of $2.5 million, compared to cash and cash equivalents of $18.9 million, $13.0 million in long-term debt, $15.6 million in short-term debt and a working capital surplus of $12.8 million at December 31, 2017.

As of December 31, 2018, the Company had $22.0 million of debt and $46.1 million of 12% Series A Convertible Redeemable Preferred Shares (the “Series A Preferred Shares”) outstanding.

On February 22, 2019, the Company entered into a $20.0 million term loan (the “2019 Term Loan”) with DenizBank under the Credit Agreement. The 2019 Term Loan is in addition to the 2017 Term Loan and 2018 Term Loan currently outstanding with DenizBank. The 2019 Term Loan will be used for general working capital purposes.

Reserves Update and Comparison

The following table summarizes net proved, probable, and possible reserves at December 31, 2018 and 2017:

	2018 Reserves			2017 Reserves
	Oil and Condensate (MBBL)	Natural Gas (MMCF)	Total (MBOE)	Oil and Condensate (MBBL)	Natural Gas (MMCF)	Total (MBOE)
Reserves Category
Proved reserves
Proved developed	5,047	2,256	5,423	4,215	2,877	4,694
Proved undeveloped	4,929	184	4,960	10,568	1,280	10,781
Total proved	9,976	2,440	10,383	14,783	4,158	15,476
Probable reserves
Probable developed	901	787	1,032	819	788	950
Probable undeveloped	4,847	30	4,852	11,884	1,177	12,080
Total probable	5,748	817	5,884	12,702	1,965	13,030
Possible reserves
Possible developed	1,132	906	1,283	875	865	1,019
Possible undeveloped	5,072	32	5,077	11,725	993	11,891
Total possible	6,204	938	6,360	12,600	1,859	12,910

Estimates of reserves are inherently imprecise and are continually subject to revision based on production history, results of additional exploration and development, price changes, and other factors. For more information regarding estimates of reserves, please refer to the 2018 Form 10-K.

Proved Reserves

At December 31, 2018, estimated proved reserves were 10,383 MBOE, a decrease of 5,093 MBOE, or 33%, compared to 15,476 MBOE at December 31, 2017. This decrease was primarily attributable to revisions of previously estimated recoveries from planned wells in the Selmo field following revisions to the Company’s drilling plans in light of the expiration of the Company’s Selmo production lease in 2025, which resulted in a decrease of 3,680 MBOE, and from planned wells in the Bahar field following the establishment of the oil/water contact for the Bahar field, which resulted in a decrease of 2,618 MBOE. Additionally, proved reserves decreased 1,055 MBOE for volumes sold. This decrease was partially offset by a 2,045 MBOE increase in proved reserves due to the discovery of productive pay in the Yeniev oil field.

Operational Update

Southeastern Turkey

Molla

Yeniev Field

Both the Yeniev-1 and West Yeniev-1 wells continue flowing naturally with little water. In November 2018, the Company spud the East Yeniev-1 appraisal well to further delineate the structure. The well was drilled to a total measured depth of 9,900 feet and encountered hydrocarbon shows in the Mardin and Bedinan formations. Completion operations began in January 2019 and resulted in a discovery in the Mardin formation.

Other

The Company spud the Blackeye-1 well in January 2019. The well was drilled to a total measured depth of 11,105 feet and encountered oil shows in the Hazro, Mardin, and Bedinan formations. Completion operations began in February 2019.

Selmo

The Company completed the initial phase of operations in the Selmo-1 well to re-enter and test the Permian formation, establishing the productivity of the Permian formation. During a short-term flow test of a previously untested interval, the Selmo-1 well tested 45.6 API condensate along with natural gas containing a high carbon dioxide percentage component. While the Selmo-1 well lies in what is interpreted as the gas cap of the structure, the positive test results warrant further testing lower on the structure.

Northwestern Turkey

Thrace Basin BCGA

The Company continues to evaluate its prospects in the Thrace Basin’s Basin Center Gas Accumulation (“Thrace Basin BCGA”) in light of the recent production test results at the Yamalik-1 exploration well operated by Valeura Energy Inc. (“Valeura”) with its partner Equinor ASA (formerly Statoil ASA) (“Equinor”). The Yamalik-1 exploration well is located on a license directly adjacent to the Company’s 120,000 net acres in the Thrace Basin of which it believes approximately 50,000 net acres (100% working interest, 87.5% net revenue interest) is in the Thrace Basin BCGA and analogous to the Valeura and Equinor acreage.

Subsequent to drilling and testing of the Yamalik-1 well, the joint venture between Valeura and Equinor announced a three-well program. In the first quarter of 2019, Valeura and Equinor announced that they drilled and cased a second well in the Thrace Basin BCGA, the Inanli-1 well. According to Valeura and

Equinor, the well was drilled to a total depth of 4,885 meters and encountered 1,615 meters of high net-to-gross sandstone, which they interpreted to contain over-pressured gas. Valeura and Equinor announced that they expect to complete the well in the first quarter of 2019. In the first quarter of 2019, Valeura and Equinor announced that they spud the Devepinar-1 appraisal well and drilled it to intermediate casing point at 3,375 meters. According to Valeura and Equinor, the Devepinar-1 appraisal well is designed as a 20-kilometer step-out well to test the lateral extent of the Thrace Basin BCGA.

The Company expects to spud a shallow exploration well on its license in the Thrace Basin in the second quarter of 2019.

Bulgaria

The Company commenced the side-track and re-drilling of the Deventci R-1 well in December 2018, targeting the Ozirovu and Dolmi Dabnik formations. The well was drilled to a total depth of 16,450 feet. Although the Company encountered the targeted formations, tests did not indicate commercial quantities of reservoir quality rock. The Company is currently evaluating future activity in Bulgaria.

Conference Call

The Company will host a live webcast and conference call on Wednesday, March 27, 2019 at 7:30 a.m. Central time (8:30 a.m. Eastern time) to discuss 2018 annual and fourth quarter financial results and provide an operations update. Investors who would like to participate in the conference call should call (877) 878-2762 or (678) 809-1005 approximately ten minutes prior to the scheduled start time and ask for the TransAtlantic conference call. The conference ID is 3986583.

A live webcast of the conference call and replay will be available through the Company’s website at www.transatlanticpetroleum.com. To access the webcast and replay, click on “Investors,” select “Events and Presentations,” and click on “Listen to webcast” under the event list. The webcast requires IOS, Microsoft Windows Media Player, or RealOne Player.

A telephonic replay of the call will be available through March 29, 2019 and may be accessed by dialing (855) 859 -2056 or (404) 537-3406. The conference ID is 3986583.

TransAtlantic Petroleum Ltd.

Consolidated Statements of Comprehensive Income (Loss)

(U.S. Dollars and shares in thousands, except per share amounts)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Revenues:
Oil and natural gas sales	$15,409	$15,048	$70,268	$55,523
Sales of purchased natural gas	–	–	–	654
Other	116	139	521	462
Total revenues	15,525	15,187	70,789	56,639
Costs and expenses:
Production	2,789	3,451	10,769	12,249
Transportation costs	1,280	–	4,665	–
Exploration, abandonment and impairment	8	685	401	934
Cost of purchased natural gas	–	–	–	568
Seismic and other exploration	149	1,677	489	4,723
General and administrative	5,057	3,514	14,719	12,817
Depreciation, depletion and amortization	3,386	3,901	14,059	16,925
Accretion of asset retirement obligations	50	46	174	190
Total costs and expenses	12,719	13,274	45,276	48,406
Operating income	2,806	1,913	25,513	8,233
Other (expense) income:
Loss on sale of TBNG	–	–	–	(15,226)
Interest and other expense	(2,399)	(1,857)	(10,048)	(8,838)
Interest and other income	240	435	1,082	1,098
Gain (loss) on commodity derivative contracts	3,359	(2,151)	(1,797)	(1,852)
Foreign exchange loss	(3,305)	(806)	(10,292)	(1,861)
Total other expense	(2,105)	(4,379)	(21,055)	(26,679)
Income (loss) before income taxes	701	(2,466)	4,458	(18,446)
Current income tax expense	(139)	(997)	(2,820)	(2,073)
Deferred income tax expense	(1,277)	(576)	(6,854)	(3,356)
Net loss	(715)	(4,039)	(5,216)	(23,875)
Other comprehensive income (loss):
Foreign currency translation adjustment	5,962	(6,278)	(17,255)	15,550
Comprehensive income (loss)	$5,247	$(10,317)	$(22,471)	$(8,325)

Net loss per common share:
Basic net loss per common share	$(0.01)	$(0.08)	$(0.10)	$(0.50)
Weighted average common shares outstanding	50,625	50,319	50,505	48,196
Diluted net loss per common share	$(0.01)	$(0.08)	$(0.10)	$(0.50)
Weighted average common and common equivalent shares outstanding	50,625	50,319	50,505	48,196

TransAtlantic Petroleum Ltd.

Summary of Consolidated Statements of Cash Flows

(in thousands of U.S. Dollars)

	For the Twelve Months Ended December 31,
	2018	2017
Net cash provided by operating activities	$28,695	$17,880
Net cash (used in) provided by investing activities	(26,532)	1,935
Net cash used in financing activities	(6,636)	(13,411)
Effect of exchange rate changes on cash	(5,931)	(1,044)
Net (decrease) increase in cash, cash equivalents, and restricted cash	$(10,404)	$5,360

TransAtlantic Petroleum Ltd.

Summary Consolidated Balance Sheets

(in thousands of U.S. Dollars, except share data)

	December 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$9,892	$18,926
Accounts receivable, net
Oil and natural gas sales	12,912	15,808
Joint interest and other	982	1,576
Related party	878	1,023
Prepaid and other current assets	8,696	3,866
Note receivable - related party	5,828	–
Inventory	5,167	7,494
Total current assets	44,355	48,693
Property and equipment:
Oil and natural gas properties (successful efforts method)
Proved	163,006	193,647
Unproved	15,695	24,445
Equipment and other property	14,408	14,075
	193,109	232,167
Less accumulated depreciation, depletion and amortization	(105,850)	(129,183)
Property and equipment, net	87,259	102,984
Other long-term assets:
Other assets	986	2,247
Note receivable - related party	–	6,726
Total other assets	986	8,973
Total assets	$132,600	$160,650

LIABILITIES, SERIES A PREFERRED SHARES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,896	$4,853
Accounts payable - related party	2,922	3,141
Accrued liabilities	13,073	10,014
Derivative liability	–	2,215
Loans payable	22,000	15,625
Total current liabilities	41,891	35,848
Long-term liabilities:
Asset retirement obligations	4,667	4,727
Accrued liabilities	7,259	8,810
Deferred income taxes	20,314	19,611
Loans payable	–	13,000
Total long-term liabilities	32,240	46,148
Total liabilities	74,131	81,996
Commitments and contingencies
Series A preferred shares, $0.01 par value, 426,000 shares authorized; 426,000 shares issued and outstanding with a liquidation preference of $50 per share as of December 31, 2018	21,300	21,300
Series A preferred shares-related party, $0.01 par value, 495,000 shares authorized; 495,000 shares issued and outstanding with a liquidation preference of $50 per share as of December 31, 2018	24,750	24,750
Shareholders’ equity:
Common shares, $0.10 par value, 200,000,000 shares authorized; 52,413,588 shares and 50,319,156 shares issued and outstanding as of December 31, 2018 and 2017, respectively	5,241	5,032
Treasury shares	(970)	(970)
Additional paid-in-capital	577,488	575,411
Accumulated other comprehensive loss	(142,021)	(124,766)
Accumulated deficit	(427,319)	(422,103)
Total shareholders’ equity	12,419	32,604
Total liabilities, Series A preferred shares and shareholders’ equity	$132,600	$160,650

Reconciliation of Net Loss to Adjusted EBITDAX (Unaudited)

(in thousands of U.S. Dollars)

	For the Three Months Ended			For the Twelve Months Ended
	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Net loss	$(715)	$(1,720)	$(4,039)	$(5,216)	$(23,875)
Adjustments:
Interest and other, net	2,159	2,565	1,422	8,966	7,740
Income tax expense	1,416	5,857	1,573	9,674	5,429
Exploration, abandonment, and impairment	8	162	685	401	934
Seismic and other exploration expense	149	122	1,677	489	4,723
Foreign exchange loss	3,305	2,991	806	10,292	1,861
Share-based compensation expense	115	122	136	455	692
(Gain) loss on derivative contracts	(3,359)	1,290	2,151	1,797	1,852
Cash settlements on commodity derivative contracts	(302)	(511)	-	(4,012)	32
Accretion of asset retirement obligation	50	35	46	174	190
Depreciation, depletion, and amortization	3,386	2,938	3,901	14,059	16,925
Loss on sale of TBNG	-	-	-	-	15,256
Adjusted EBITDAX	$6,212	$13,851	$8,358	$37,079	$31,759

Adjusted EBITDAX (“Adjusted EBITDAX”) is a non-GAAP financial measure that represents net loss plus interest and other income, net, income tax expense, exploration, abandonment, and impairment, seismic and other exploration expense, foreign exchange loss, share-based compensation expense, (gain) loss on derivative contracts, cash settlements on commodity derivative contracts, accretion of asset retirement obligation, depreciation, depletion, and amortization, loss on sale of TBNG, and net other items.

The Company believes Adjusted EBITDAX assists management and investors in comparing the Company’s performance on a consistent basis without regard to depreciation, depletion, and amortization, impairment of oil and natural gas properties, exploration expenses, and foreign exchange gains and losses among other items, which can vary significantly from period to period. In addition, management uses Adjusted EBITDAX as a financial measure to evaluate the Company’s operating performance.

Adjusted EBITDAX is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for net income or income prepared in accordance with GAAP. Net income or income may vary materially from Adjusted EBITDAX. Investors should carefully consider the specific items included in the computation of Adjusted EBITDAX.

About TransAtlantic

The Company is an international oil and natural gas company engaged in the acquisition, exploration, development, and production of oil and natural gas. The Company holds interests in developed and undeveloped properties in Turkey and Bulgaria.

(NO STOCK EXCHANGE, SECURITIES COMMISSION, OR OTHER REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED THE INFORMATION CONTAINED HEREIN.)

Forward-Looking Statements

This news release contains statements concerning the Company’s drilling program, the evaluation of the Company’s prospects in southeastern Turkey, the Thrace Basin in northwestern Turkey, and Bulgaria, the drilling, completion, and cost of wells, the production and sale of oil and natural gas, and the holding of an earnings conference call, as well as other expectations, plans, goals, objectives, assumptions, and information about future events, conditions, exploration, production, results of operations, and performance that may constitute forward-looking statements or information under applicable securities legislation. Such forward-looking statements or information are based on a number of assumptions, which may prove to be incorrect.

Although the Company believes that the expectations reflected in such forward-looking statements or information are reasonable, undue reliance should not be placed on forward-looking statements because the Company can give no assurance that such expectations will prove to be correct. Forward-looking statements or information are based on current expectations, estimates, and projections that involve a number of risks and uncertainties which could cause actual results to differ materially from those anticipated by the Company and described in the forward-looking statements or information. These risks and uncertainties include, but are not limited to, access to sufficient capital; market prices for natural gas, natural gas liquids, and oil products; estimates of reserves and economic assumptions; the ability to produce and transport natural gas, natural gas liquids, and oil products; the results of exploration and development drilling and related activities; economic conditions in the countries and provinces in which the Company carries on business, especially economic slowdowns; actions by governmental authorities; receipt of required approvals; increases in taxes; legislative and regulatory initiatives relating to fracture stimulation activities; changes in environmental and other regulations; renegotiations of contracts; political uncertainty, including actions by insurgent groups or other conflict; outcomes of litigation; the negotiation and closing of material contracts; and other risks described in the Company’s filings with the SEC.

The forward-looking statements or information contained in this news release are made as of the date hereof and the Company undertakes no obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events, or otherwise, unless so required by applicable securities laws.

Note on BOE

Barrels of oil equivalent, or BOE, are derived by the Company by converting natural gas to oil in the ratio of six thousand cubic feet of natural gas (“MCF”) to one stock tank barrel, or 42 U.S. gallons liquid volume (“BBL”), of oil. A BOE conversion ratio of six MCF to one BBL is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent a value equivalency at the wellhead. BOE may be misleading, particularly if used in isolation.

Contacts:

Tabitha T. Bailey

Vice President, General Counsel and Corporate Secretary

(214) 265-4708

TransAtlantic Petroleum Ltd.

16803 Dallas Parkway

Addison, Texas 75001

http://www.transatlanticpetroleum.com